Execution Copy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 9, 2007, by and among Wentworth II, Inc., a Delaware corporation, and all predecessors thereto (collectively, the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on October 9, 2007, the Company entered into a Share Exchange Agreement, which will be attached to the Company’s Current Report on Form 8-K under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Agreement”), with Omnia Luo Group Limited, a British Virgin Islands company (“Omnia”), pursuant to which the Company will, subject to the terms and conditions thereof, acquire all of the equity interest of Omnia and, indirectly, all of Omnia’s subsidiaries, in exchange for 93.75% of the Common Stock on a fully diluted basis as of the time of the closing of the exchange under the Exchange Agreement and as of the Closing under this Agreement (the “Exchange”).

WHEREAS, the closing of the Exchange is conditioned, among other things, on the concurrent consummation of the financing contemplated by this Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and the Transaction Documents and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, an aggregate of not less than 160 and not more than 240 units (each, a “Unit”), each Unit in the principal amount of $25,000 and consisting of 20,000 shares of the Company’s Common Stock (as defined in Section 1.1), and a Warrant (as defined in Section 1.1) to purchase 20,000 shares of the Company’s Common Stock, as more fully described in this Agreement and the other Transaction Documents.

WHEREAS, the Company shall issue to the Agent (as defined in Section 1.1) warrants to purchase up to 10% of the number of shares of Common Stock sold pursuant to this Agreement, which shall be exercisable, on a net-issuance or cashless basis, at any time at a price equal to 125% of the Per Unit Purchase Price (as defined in Section 1.1), and which will have registration rights similar to the registration rights afforded to the Investors under the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2007 Adjusted Income” has the meaning set forth in Section 4.11.

“2007 Annual Report” has the meaning set forth in Section 4.11.

“2007 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2007 Make Good Shares” has the meaning set forth in Section 4.11.

“2008 Adjusted Income” has the meaning set forth in Section 4.11.

“2008 Annual Report” has the meaning set forth in Section 4.11.

“2008 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2008 Make Good Shares” has the meaning set forth in Section 4.11.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Agent” means Keating Securities, LLC and such other soliciting dealers as Keating Securities, LLC may have designated as additional selling agents in connection with the offer and sale of the Securities.

“Agent Shares” means the Common Stock issuable upon exercise of the Agent Warrants.

“Agent Warrants” means the warrants to purchase Common Stock of the Company issued to the Agent pursuant to the Placement Agent Agreement between the Company and the Agent, dated as of September 14, 2007.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or the province of [Guangdong] in the People’s Republic of China are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“BVI Preferred Shares” means the 808,529 shares of Common Stock issued by the Company in exchange for ordinary shares of Omnia issued upon conversion of Omnia preferred shares, and the additional 149,884 shares of Common Stock, transferred by a Company principal stockholder or issued by the Company, to a former holder of Omnia preferred shares in consideration of its agreement to waive or modify certain contractual rights.

“BVI Warrant Shares” means the shares of Common Stock (initially, up to 292,752 shares) issuable upon exercise of warrants issued by the Company in exchange for warrants to purchase ordinary shares of Omnia.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Closing Escrow Agreement" means the Closing Escrow Agreement, dated as of the date hereof, between the Company and the escrow agent (the “Escrow Agent”) identified therein, in the form of Exhibit C hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the preamble hereto.

“Company Counsel” means Thelen Reid Brown Raysman and Steiner LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Escrow Shares” means the aggregate shares Common Stock owned by the Make Good Pledgors that are placed into escrow pursuant to the Make Good Escrow Agreement, which shall represent approximately 19.79% of the Company’s total post-Exchange issued and outstanding shares (but before reflecting the additional issued and outstanding shares offered pursuant to this Agreement).

“Evaluation Date” has the meaning set forth in Section 3.1(q).

“Exchange” has the meaning set forth in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals hereto.

“Exempt Issuance” means the issuance of:

(a) shares of Common Stock or options to employees, officers or independent directors of the Company pursuant to any stock or option plan duly approved by the Company’s stockholders, provided such issuances are approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, but including therein the approval of a majority of the independent directors on the Board or such committee:

(b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; or

(c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(n).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor” or “Investors” has the meaning set forth in the preamble.

“Investors’ Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” or “Investor Parties” has the meaning set forth in Section 4.6.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Losses” means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation related thereto.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, Corporate Stock Transfer, Inc., as escrow agent (the “Make Good Escrow Agent”) and Ms. Zheng Luo and Ms. Kong Amy Wai Man Ng, in the form of Exhibit D hereto.

“Make Good Pledgors” means Ms. Zheng Luo and Ms. Kong Amy Wai Man Ng.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Omnia” has the meaning set forth in the recitals hereto.

“Omnia Financial Statements” means the audited financial statements for the fiscal year ended December 31, 2006 (collectively, the “Omnia Financial Statements”).

“Outside Date” means the sixtieth 60th day following the date of this Agreement.

“Per Unit Purchase Price” equals $1.25.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, substantially in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Securities.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock being offered and sold to the Investors by the Company hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Third Party Purchaser” has the meaning set forth in Section 4.13 hereof.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or Pink Sheets LLC on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants, the Closing Escrow Agreement, Make Good Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Unit” has the meaning set forth in the recitals hereto.

“U. S. GAAP” means U.S. generally accepted accounting principles.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit B, which are issuable to the Investors at the Closing.

“Warrant Shares” has the meaning set forth in Section 2.2(a)(ii) hereof.

“Wentworth II Shares” means the 400,000 shares of Common Stock issued in January 2007 to investors in the Company.

ARTICLE 2.
PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and Warrants representing such Investor’s Investment Amount. The Closing shall take place at the offices of Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022 on the Closing Date or at such other location or time as the parties may agree.

2.2. Closing Deliveries. i) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor;

(ii) a Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 100% of the number of Shares issuable to such Investor pursuant to Section 2.2(a)(i), at an exercise price per share that is equal to 125% of the Per Unit Purchase Price (the “Warrant Shares”);

(iii) the Closing Escrow Agreement, duly executed by all parties thereto;

(iv) the Make Good Escrow Agreement, duly executed by all parties thereto;

(v) the legal opinion of Company Counsel, in agreed form, addressed to the Investors;

(vi) the Registration Rights Agreement, duly executed by the Company; and

(vii) a certificate executed by the Company’s chief executive officer and chief financial officer, confirming the continued truth and correctness in all material respects (except as to those representations and warranties qualified by materiality, as to which the confirmation shall be as to their continued truth and correctness) as of the Closing Date of the Company’s representations and warranties made in Article 3 hereof;

(viii) a certificate of the secretary of the Company, attaching a recent copy of the certificate of incorporation certified by the Secretary of State of the State of Delaware and a good standing certificate as of a date not more than three days prior to the Closing, copies of the by-laws of the Company and resolutions of the board of directors, which the secretary of the Company has certified as true and correct copies in full force and effect as of the Closing;

(b) At the Closing, each Investor shall deliver or cause to be delivered the following (collectively, the “Investors’ Deliverables”):

(i) to the Escrow Agent for deposit and disbursement in accordance with the Closing Escrow Agreement, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii) to the Company, the Registration Rights Agreement, duly executed by such Investor.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor with the intention and understanding that, as to matters pertaining to Omnia and its subsidiaries and the Exchange, such representations and warranties are made as of the Closing Date and assuming that the Exchange shall have been consummated immediately prior to the Closing:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity of such Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable. As of the Closing, the Company shall own 100% of the capital stock of Omnia in accordance with the Exchange Agreement, free and clear of all Liens. The term “Subsidiaries” shall be deemed to include Omnia and its subsidiaries as if the Exchange shall have been consummated as of the time of the execution of this Agreement, with the effect that all references to Subsidiaries of the Company in this Agreement shall also refer to Omnia and its subsidiaries.

(b) Organization and Qualification. The Company and each Subsidiary are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company , enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts; Filings, Consents and Approvals; Regulatory Permits.

(A) Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, lease, license, indenture, note, bond, permit, concession, franchise or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(B) Except as set forth on Schedule 3.1(d), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or People’s Republic of China court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, and (v) those that have been made or obtained prior to the date of this Agreement. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(e) Issuance of the Shares. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is set forth in the SEC Reports or as set forth in Schedule 3.1(f). Except as specified in the SEC Reports or in Schedule 3.1(f), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports or in Schedule 3.1(f), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or to acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities hereunder will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements. To the knowledge of the Company, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports), including, for this purpose, the current report on Form 8-K that is being filed by the Company on or about the date hereof to disclose the transactions contemplated hereby and by the Exchange Agreement (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Omnia Financial Statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Omnia and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(i) Material Changes. Except as disclosed in the SEC Reports or Omnia Financial Statements, since December 31, 2006, except as specifically disclosed in the SEC Reports or as set forth in Schedule 3.1(i) and except as arising as a result of the transactions contemplated by the Transaction Documents, including, as a result of the acquisition of Omnia, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports or in Schedule 3.1(j), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports or as set forth in Schedule 3.1(j). There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(l) Compliance with Applicable Laws. During the two years preceding the date hereof, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Exchange Agreement complies with all applicable laws, rules and regulations of the United States and the People’s Republic of China. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Title to Assets. Except as set forth in Schedule 3.1(m), the Company and the Subsidiaries do not own any real property. Except as set forth in Schedule 3.1(m), the Company and the Subsidiaries have valid land use rights for all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could taken as a whole have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged in the geographic areas where they engage in such businesses. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, the Omnia Financial Statements or in Schedule 3.1(p), none of the officers or directors of the Company or of any Subsidiary or members of the immediate families of such officers or directors, and, to the knowledge of the Company, none of the employees of the Company or of any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. Since December 31, 2006, there have been no significant changes in the Subsidiaries’ internal controls or, to any Subsidiary’s knowledge, in other factors that could significantly affect such Subsidiary’s internal controls.

(r) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted or proposed to be conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(s) Certain Fees. Except as described in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by this Agreement.

(t) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(l), no registration under the Securities Act is required for the offer and sale of the Shares and Warrants and the offer of the Warrant Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form SB-2 promulgated under the Securities Act. Except as specified in Schedule 3.1(t), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(u) Investment Company. Neither the Company nor any Subsidiary is, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Application of Takeover Protections. The Company and the Subsidiaries have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s or the Subsidiaries’ Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Investors’ ownership of the Securities.

(w) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(x) Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(y) Make Good Shares. The Make Good Pledgors are the sole record and beneficial owners of the 2007 Make Good Shares and 2008 Make Good Shares, and to the knowledge of the Company holds such shares free and clear of all Liens.

(z) Disclosure. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. Except as specified below, all disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, any draft of the Registration Statement to be filed on Form SB-2 in connection with the transactions contemplated hereby that was provided to the Investors prior to the date hereof was incomplete in the form distributed, and such Investor is not relying on such draft on Form SB-2 in making its decision to enter into the transactions contemplated hereby.

Each Investor acknowledges and agrees that the Company has not made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. If an entity, such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such limited liability company, partnership or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer, and is not affiliated with a registered broker-dealer, under Section 15 of the Exchange Act. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges that notwithstanding the foregoing, any draft of the Registration Statement to be filed on Form SB-2 in connection with the transactions contemplated hereby that was provided to such Investor prior to the date hereof was incomplete in the form distributed, and such Investor is not relying on such draft on Form SB-2 in making its decision to enter into the transactions contemplated hereby.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Keating Securities, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Keating Securities, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents, if any, of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(j) Restricted Securities. The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(k) Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may and shall bear the legend set forth in Section 4.1(b).

(l) No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Placement Agent.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2. or as set forth in the subscription documents for the Securities (including an Investor suitability questionnaire, FINRA questionnaire and Investor acknowledgement and agreement included therein).

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend (with Warrants including the text in brackets), until such time as they are not required under Section 4.1(c):

THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares or Warrant Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), (iii) while such Shares or Warrant Shares are eligible for sale under Rule 144(k) or under Rule 144(d) (the latter if then proposed to be contemporaneously sold or transferred under Rule 144(d) and if accompanied by an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such sale or transfer does not require registration of such transferred Securities under the Securities Act). If an Investor shall make a sale or transfer of Shares or Warrant Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares or Warrant Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form, and if applicable, the opinion referred to above (the date of such sale or transfer and Shares or Warrant Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares or Warrant Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares or Warrant Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares or Warrant Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2. Furnishing of Information. Until the date that all of the Securities may be sold under Rule 144(k) of the Securities Act (or any successor provision), the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such holder to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its commercially reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4. Subsequent Registrations. Other than pursuant to the Registration Rights Agreement, prior to the Effective Date of the first Registration Statement, covering resale of any Registrable Securities, filed pursuant to the Registration Rights Agreement, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5. Securities Laws Disclosure;U (New York time) on the Business Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing. No later than the fourth Business Day following the Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company hereby agrees to the following indemnification of the Investors:

(a) The Company will indemnify and hold the Investors and their respective directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”, collectively, the “Investor Parties”) harmless from any and all Losses that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. It shall be understood, however, that the Company shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Investor Parties, which firm shall be appointed by a majority of the Investor Parties.

(b) Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations of the parties under this Section 4.6 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.7. Non-Public Information. The Company covenants and agrees that from and after the Closing under this Agreement neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company or the Subsidiaries believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company and the Subsidiaries understand and confirm that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.8. Listing of Securities. The Company agrees: (i) if the Company applies to have the Common Stock traded on a Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause the Securities to be listed on such Trading Market as promptly as possible; (ii) it will take all action reasonably necessary to list and trade its Common Stock on a Trading Market (excluding for purposes of this provision Pink Sheets LLC) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market; and (iii) by the Closing to have caused to be prepared a completed Form 211 to initiate quotations on the OTC Bulletin Board, with any and all attachments required pursuant thereto, in a format that is ready for submission to the FINRA, accompanied by a letter from a registered broker-dealer dated as of no more than five business days prior to the Closing, identifying itself as a prospective market-maker in the Company’s Common Stock and confirming its readiness to so submit such Form 211 immediately following the Closing, but with effectiveness of such Form 211 being subject to such conditions as may be applicable, including availability for resale of Company Common stock registered under the Securities AC or otherwise available for resale under Rule 144.

4.9. Use of Proceeds. The Company will use the net proceeds from the sale of the Shares and Warrants hereunder for marketing development, media advertising, sales, new product lines and working capital purposes, as set forth in the offering memorandum provided relating to the Securities sold hereunder. In addition, the Company will allocate $500,000 from the net proceeds for a comprehensive investor relations, public relations, after-market support and independent research campaign.

4.10. No Use of Proceeds for Redemption.  The Company will not use the net proceeds from the sale of the Shares for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock..

4.11. Make Good Shares.

(a) The Make Good Pledgors agrees that if the Company’s consolidated after tax net income for the fiscal year 2007 calculated under U.S. GAAP (minus adjustments for non-cash and cash charges related to the transactions contemplated in the Transaction Documents (including any expenses of the exchange transactions between Omnia and the Company or of offer, sale and registration for resale of the Securities, including any liquidated damages payments under the Registration Rights Agreement, and including any expense relating to any issuance of shares by the Company prior to the transactions contemplated in the Transaction Documents), and minus accounting for the impact on net income of any equity incentive options or shares granted (the “2007 Adjusted Income”)) reported in the Company’s Annual Report on Form 10-K or 10-KSB, as applicable, for the fiscal year ended December 31, 2007, as filed with the Commission (the “2007 Annual Report”) is less than $2.0 million (the “2007 Guaranteed ATNI”), the Make Good Pledgors will transfer to each Investor for no additional consideration a number of shares of Common Stock equal to (($2.0 million - 2007 Adjusted Income)/$2.0 million) multiplied by the Escrow Shares, subject to a maximum number of 50% of the Escrow Shares (the “2007 Make Good Shares”). Should the preceding formula yield a number equal to or less than zero, no transfer of 2007 Make Good Shares shall be made to Investors. If the 2007 Annual Report indicates that the Company shall have satisfied the 2007 Guaranteed ATNI test specified above for such period, then no transfer to Investors of 2007 Make Good Shares shall be required by this Section 4.11(a) and all 2007 Make Good Shares deposited with the Make Good Escrow Agent shall be returned to the Make Good Pledgors in accordance with the Make Good Escrow Agreement. Transfers of 2007 Make Good Shares required under this Section 4.11(a) shall be made to Investors within 10 Business Days after the date on which the Company’s 2007 Annual Report is filed with the Commission and otherwise delivered in accordance with the Make Good Escrow Agreement.

(b) The Make Good Pledgors agrees that if the Company’s consolidated after tax net income for the fiscal year 2008 calculated under U.S. GAAP (minus adjustments for non-cash and cash charges related to the transactions contemplated in the Transaction Documents (including any expenses of the exchange transactions between Omnia and the Company or of offer, sale and registration for resale of the Securities, including any liquidated damages payments under the Registration Rights Agreement, and including any expense relating to any issuance of shares by the Company prior to the transactions contemplated in the Transaction Documents), and minus accounting for the impact on net income of any equity incentive options or shares granted (the “2008 Adjusted Income”)) reported in the Company’s Annual Report on Form 10-K or 10-KSB, as applicable, for the fiscal year ended December 31, 2008, as filed with the Commission (the “2008 Annual Report”) is less than $4.3 million (the “2008 Guaranteed ATNI”), the Make Good Pledgors will transfer to each Investor for no additional consideration a number of shares of Common Stock equal to the lesser of (1) (($4.3 million - 2008 Adjusted Income)/$4.3 million) multiplied by the Escrow Shares, or (2) the number of Escrow Shares still in escrow (the “2008 Make Good Shares”). Should the preceding formula yield a number equal to or less than zero, no transfer of 2008 Make Good Shares shall be made to Investors. If the 2008 Annual Report indicates that the Company shall have satisfied the 2008 Guaranteed ATNI test specified above for such period, then no transfer to Investors of 2008 Make Good Shares shall be required by this Section 4.11(b) and all 2008 Make Good Shares deposited with the Make Good Escrow Agent shall be returned to the Make Good Pledgors in accordance with the Make Good Escrow Agreement. Transfers of 2008 Make Good Shares required under this Section 4.11(b) shall be made to Investors within 10 Business Days after the date on which the Company’s 2008 Annual Report is filed with the Commission and otherwise delivered in accordance with the Make Good Escrow Agreement.

(c) In connection with the foregoing, the Make Good Pledgors agree that within one Business Day following the Closing, the Make Good Pledgors will deposit all potential 2007 Make Good Shares and 2008 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement along with bank signature stamped stock powers endorsed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent), and the handling and disposition of the 2007 Make Good Shares and 2008 Make Good Shares shall be governed by this Section 4.11 and such Make Good Escrow Agreement. The Make Good Pledgors hereby agree that their obligation to transfer shares of Common Stock to Investors pursuant to this Section 4.11 shall continue to run to the benefit of an Investor who shall have transferred or sold all or any portion of its Securities, but that no Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated or open-market sales or transfers of any of its Securities.

(d) The Company covenants and agrees that upon any transfer under this Section 4.11 of 2007 Make Good Shares or 2008 Make Good Shares to the Investors in accordance with Section 4 of the Make Good Escrow Agreement, the Company shall promptly reissue such 2007 Make Good Shares or 2008 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(e) Notwithstanding the foregoing, the parties agree that for purposes of determining whether or not the 2007 Guaranteed ATNI or the 2008 Guaranteed ATNI have been achieved, the release of the 2007 Make Good Shares or the 2008 Make Good Shares to either the Investors or to the Make Good Pledgors as a result of the operation of this Section 4.11 shall not be deemed to be an expense, charge or other deduction from revenues even though U.S. GAAP may require contrary treatment and even though the applicable annual report on Form 10-K or 10-KSB, as applicable, may indicate otherwise.

(f) Each of the Company and the Make Good Pledgors agrees that they will not issue, or cause the Company to issue, to either of the Make Good Pledgors or their family relatives, shares of Common Stock or other Common Stock Equivalents in replacement of or for any 2007 Make Good Shares or 2008 Make Good Shares transferred to the Investors.

(g) The Company shall use its reasonable best efforts, consistent with applicable federal and state securities law and regulation and subject to any requirements of its transfer agent, to cause the certificates for any 2007 Make Good Shares or 2008 Make Good Shares transferred to Investors to be dated and deemed issued as of the Closing Date for purposes of SEC Rule 144 holding periods.

4.12. Participation Rights. Investors who execute and deliver a copy of the Registration Rights Agreement shall be entitled to participate in certain future privately placed equity financings of the Company, to the extent and on the terms and conditions set forth in Section 6 thereof.

4.13. Adjustment for Future Dilutive Issuances.

(a) Until the third anniversary of the Closing Date, other than with respect to any Excepted Issuances, if at any time Shares are held by an Investor, the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any Person (a “Third Party Purchaser”) at a price per share of Common Stock or exercise price per share of Common Stock which shall be less than the then effective per share Purchase Price of the Shares of the Investors holding Shares (adjusted to reflect any issuance to such Investor of 2007 Make Good Shares or 2008 Make Good Shares), then the Company shall issue, for each such occasion, additional shares of Common Stock to each Investor so that the average per share purchase price of the shares of Common Stock issued to the Investor (of only the Shares still owned by the Investor) is equal to such other lower price per share.

(b)  The delivery to the Investor of the additional shares of Common Stock shall be not later than 15 Business Days from the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. If the Third Party Purchaser is offered registration rights with respect to the shares purchased by such Third Party Purchaser, the Investors shall be granted such registration rights in relation to such additional shares of Common Stock.

(c) For purposes of the issuance and adjustment described in this Section 4.14, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the actual issuance of such convertible security, warrant, right or option, but shall not result in any later issuance upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights, except to the extent such later such issuance is at a price lower than the original conversion price or exercise price in effect upon the first issuance.

(d) The Company shall use its reasonable best efforts, consistent with applicable federal and state securities law and regulation and subject to any requirements of its transfer agent, to cause the certificates for any shares issued pursuant to this Section 4.13 to be dated and deemed issued as of the Closing Date for purposes of SEC Rule 144 holding periods.

(e) The rights of the Investor set forth in this Section 4.13 are in addition to any other rights the Subscriber has pursuant to Section 4.11 of this Agreement or Section 6 of the Registration Rights Agreement.

4.14. Corporate Governance. In addition to complying with its reporting and other obligations under the U.S. federal securities, the Company will: (i) subject to identification and availability of qualified candidates, cause, within 90 days following the Closing, a majority of the members of its Board of Directors to be “independent” as defined under the NASDAQ listing requirements; and (ii) otherwise satisfy, within 90 days following the Closing, the corporate governance requirements relating to Board and Board committee composition, process and decision-making, and approval of related-party transactions applicable to a NASDAQ-listed company.

4.15. NASDAQ Listing Application. The Company will: (i) use its commercially reasonable best efforts to meet the initial listing requirements of the NASDAQ Capital Market, and (ii) assuming it meets or can reasonably be expected to then meet all quantitative listing requirements of the NASDAQ Capital Market, within 180 days of the Closing, prepare and file with NASDAQ an initial listing application with respect to its Common Stock..

4.16. Chief Financial Officer. The Company will, within 60 days following the Closing, hire as a full-time chief financial officer a qualified individual with adequate experience and skills who is bilingual (English and Chinese).

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Subsidiaries;

(e) PRC Opinion. Omnia shall have received an opinion from its legal counsel in the People's Republic of China that confirms the legality under Chinese law of the transactions being effected by Omnia in connection with the Exchange in form and substance satisfactory to the Investors;

(f) Minimum Offering. The Company shall have sold, subject to Closing, at least 160 Units pursuant to this Agreement;

(g) Exchange Agreement; Form 8-K. Immediately prior to the Closing, the Company shall have acquired all of the outstanding ordinary shares and any outstanding preferred shares of Omnia pursuant to the Exchange Agreement, and the Company shall provide the Investors with the Current Report on Form 8-K to be filed within four Business Days following the closing date under the Exchange Agreement, containing the audited financial statements of Omnia and other required disclosure with respect to Omnia;

(h) Investor Relations. Prior to the Closing, the Company shall have engaged After-Market Support, LLC as the Company’s investor relations firm;

(i) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(j) SEC Reports. The Company shall have filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports); and

(k) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to Sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b);

(e) Minimum Offering. The Company shall have sold, subject to Closing, at least 160 Units pursuant to this Agreement;

(f) Exchange Agreement. Immediately prior to the Closing, the Company shall have acquired all of the outstanding ordinary shares and any outstanding preferred shares of Omnia pursuant to the Exchange Agreement; and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

6.2. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission. The address for such notices and communications shall be as follows:

If to the Company:	Omnia Luo Group Limited
Room 101, Building E6,
Huaqiaocheng East Industrial Park
Nanshan District, Shenzhen, 518053
The People’s Republic of China
Facsimile: 86-755-8242-6695
Attention: Chief Financial Officer

With a copy to:	Thelen Reid Brown Raysman and Steiner LLP
875 Third Avenue
New York, New York 10022
Facsimile: (212) 603-2001
Attn.: David M. Warburg, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Securities.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors and the Company; and

(b) by the Company, or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section 6.5, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Except with respect to Sections 4.4, 4.11, 4.12 and 4.13, any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Investor, the Company and the other parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated on the first page of the Securities Purchase Agreement.

WENTWORTH II, INC.

By:
Name:
Title:

Only as to Section 4.11 herein:

Luo Zheng

Kong Amy Wai Man Ng

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTORS FOLLOWS]

IN WITNESS WHEREOF, each Investor, the Company and the other parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated on the first page of this Securities Purchase Agreement.

INVESTORS:

Print Name of Investor(s)

By:
Name:
Title: